                               EXHIBIT (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


--------------------------------------   --------------------------------------
FOR THIS TYPE     GIVE THE SOCIAL        FOR THIS TYPE    GIVE THE SOCIAL
OF ACCOUNT:       SECURITY NUMBER OF:    OF ACCOUNT:      SECURITY NUMBER OF:
--------------------------------------   --------------------------------------

1. An individual's   The individual
   account
2. Two or more       The actual owner of the
   individuals       account, or if combined
   (joint account)   funds, the first
                     individual on the
                     account (1)
3. Husband and wife  The actual owner of the
   (joint account)   account or, if joint
                     funds, the first
                     individual on the
                     account (1)
4. Custodian         The minor (2)
   account of a
   minor (Uniform
   Gift to Minors
   Act)
5. Adult and minor   The adult or, if the
   (joint account)   minor is only
                     contributor, the
                     minor (1)
6. Account in the    The ward, minor or
   name of guardian  incompetent person (3)
   or committee for
   a designated
   ward, minor or
   incompetent
   person
7.a. The usual       The grantor-trustee (1)
     revocable
     savings trust
     account
     (grantor is
     also trustee)
 b. So-called trust  The actual owner (1)
    account that is
    not a legal or
    valid trust
    under State law
8. Sole              The owner (4)
   proprietorship
   account

                        9. A valid trust,    Legal entity (Do not
                           estate, or        furnish the identifying
                           pension trust     number of the personal
                                             representative or
                                             trustee unless the legal
                                             entity itself is not
                                             designated in the
                                             account title.) (5)
                        10. Corporate        The corporation
                            account
                        11. Association,     The organization
                            club,
                            religious,
                            charitable,
                            educational, or
                            other tax-
                            exempt
                            organization
                        12. Partnership      The partnership
                            account held in
                            the name of the
                            business
                        13. A broker or      The broker or nominee
                            registered
                            nominee
                        14. Account with     The public entity
                            the Department
                            of Agriculture
                            in the name of
                            a public entity
                            (such as a
                            State or local
                            government,
                            school district
                            or prison) that
                            receives
--------                    agricultural
                            program
                            payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    PAGE 2






* The box in Part 3 of the form may be checked if you have not been issued a taxpayer identification number and have applied for a number or intend to apply for a number in the near future. If the box in Part 3 is checked and the Depositary is not provided with a taxpayer identification number by the distribution date, the Depositary will withhold 30% of all payments.
BACKUP WITHHOLDING
 You are subject to backup
withholding on payments for your
tendered securities if: (1) you fail
to certify your taxpayer
identification number to the
Depositary; (2) the Internal Revenue
Service notifies the Depositary that
you furnished an incorrect taxpayer
identification number; (3) you are
notified by the Internal Revenue
Service that you are subject to
backup withholding because you
failed to report all your interest
and dividends on your tax returns
(for reportable interest and
dividends only); or (4) you fail to
certify to the Depositary that you
are not subject to
backup withholding under (3) above
(for reportable interest and
dividends only).

OBTAINING A NUMBER
 If you do not have a taxpayer
identification number or you do not
know your number, obtain Form SS-5,
Application for a Social Security
Number Card, or Form SS-4,
Application for Employer
Identification Number, at the local
office of the Social Security
Administration or the Internal
Revenue Service and apply for a
number.*

PAYEES AND PAYMENTS EXEMPT FROM
BACKUP WITHHOLDING
 Payees specifically exempted from
backup withholding on ALL payments
include the following:
 (1) An organization exempt from tax
     under Section 501(a), or an
     individual retirement plan.
 (2) The United States or any agency
     or instrumentality thereof.
 (3) A State, the District of
     Columbia, a possession of the
     United States, or any
     subdivision or instrumentality
     thereof.
 (4) A foreign government, a
     political subdivision of a
     foreign government, or any
     agency or instrumentality
     thereof.
 (5) An international organization,
     or any agency or instrumentally
     thereof.
 Other payees that may be exempt
from backup withholding include:
 (1) A corporation.
 (2) A financial institution.
 (3) A registered dealer in
     securities or commodities
     registered in the U.S., or a
     possession of the U.S.
 (4) A real estate investment trust.
 (5) A common trust fund operated by
     a bank under section 584(a).
 (6) A futures commission merchant
     registered with the Futures
     Trading Commission.
 (7) An entity registered at all
     times under the Investment
     Company Act of 1940.
 (8) A foreign control bank of
     issue.
 (9) A middleman known in the
     investment community as a
     nominee or listed in the most
     recent publication of the
     American Society of Corporate
     Secretaries, Inc., Nominee
     List.
 (10) A trust exempt from tax under
      Section 664 or described in
      Section 4947.

 Payments of dividends and patronage
dividends not generally subject to
backup withholding include the
following:
 . Payments to nonresident aliens
   subject to withholding under
   section 1441.
 . Payments to partnerships not
   engaged in a trade or business in
   the U.S. and which have at least
   one nonresident partner.
 . Payments of patronage dividends
   where the amount received is not
   paid in money.
 . Payments made by certain foreign
   organizations.
 . Section 404(k) distributions made
   by an ESOP.

 Payments of interest not generally
subject to backup withholding
include the following:
 . Payments of interest on
   obligations issued by
   individuals. Note: You may be
   subject to backup withholding if
   this interest is $600 or more and
   is paid in the course of the
   payer's trade or business and you
   have not provided your correct
   taxpayer identification number to
   the payer.
 . Payments of tax-exempt interest
   (including exempt interest
   dividends under section 852).
 . Payments described in section
   6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant
   bonds under section 1451.
 . Payments made by certain foreign
   organizations.
 . Mortgage or student loan interest
   paid to you.

 Exempt payees described above
should file Substitute Form W-9 to
avoid possible erroneous backup
withholding. FILE THIS FORM WITH THE
PAYER, FURNISH YOUR TAXPAYER
IDENTIFICATION NUMBER, WRITE
"EXEMPT" ON THE FACE OF THE FORM,
DATE THE FORM AND RETURN IT TO THE
PAYER.

 Certain payments other than
interest, dividends, and patronage
dividends, that are not subject to
information reporting are also not
subject to backup withholding. For
details, see the regulations under
sections 6041, 6041A(a), 6045, and
6050A.

PRIVACY ACT NOTICE.--Section 6109
requires most recipients of
dividend, interest, or other
payments to give taxpayer
identification numbers to payers who
must report the payments to the IRS.
The IRS uses the numbers for
identification purposes. Payers must
be given the numbers whether or not
recipients are required to file tax
returns. Payers must generally
withhold 30% of taxable interest,
dividend, and certain other payments
to a payee who does not furnish a
taxpayer identification number to a
payer. Certain penalties may also
apply.

PENALTIES
(1)Penalty for Failure to Furnish
Taxpayer Identification Number.--If
you fail to furnish your taxpayer
identification number to a payer,
you are subject to a penalty of $50
for each such failure unless your
failure is due to reasonable cause
and not willful neglect.
(2)Civil Penalty for Falsifying
Information.--Willfully falsifying
certifications or affirmations may
subject you to criminal penalties
including fines and/or imprisonment.
(3)Criminal Penalty for Falsifying
Information.--Willfully falsifying
certifications or affirmations may
subject you to criminal penalties
including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE